Exhibit 99.1

VIVUS, Inc.	Investor Relations:
Timothy E. Morris	The Trout Group	Morrow & Co., LLC
Chief Financial Officer	Brian Korb	Joseph J. Mills
morris@vivus.com	bkorb@troutgroup.com	jmills@morrowco.com
	646-378-2923	203-658-9423
Dana B. Shinbaum
shinbaum@vivus.com	Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman | Jennifer Beugelmans
msherman@joelefrank.com | jbeugelmans@joelefrank.com
212-235-2665 | 212-895-8692

VIVUS APPOINTS ROBERT N. WILSON TO BOARD OF DIRECTORS

MOUNTAIN VIEW, Calif., April 30, 2013 — VIVUS, Inc. (NASDAQ: VVUS) today announced the appointment of Robert N. Wilson, chairman of Mevion Medical Systems and former vice chairman of the Board of Directors of Johnson & Johnson, to its Board of Directors effective April 26, 2013.  Mr. Wilson served in several roles at Johnson & Johnson, including the Executive Committee from 1983 through 2003 and vice chairman of the Board of Directors from 1988 through 2003. Mr. Wilson played a key role in the rapid growth of the pharmaceutical, device and diagnostic businesses within Johnson & Johnson.  Mr. Wilson was also chairman of Caxton Health Holdings from 2004 through 2007, focusing on pharmaceutical and health technology investments.

“We are pleased to welcome a new, independent director of Bob’s caliber to the VIVUS Board of Directors,” said Mark B. Logan, chairman of the Board of Directors of VIVUS. “Bob is a highly qualified and experienced professional with proven leadership in the healthcare industry and invaluable expertise in pharmaceutical development, brand building and operations. We look forward to adding his unique perspective as we continue to successfully execute our commercialization strategy for Qsymia for the benefit of all VIVUS stockholders.”

Mr. Wilson is also a director of Hess Corporation, an explorer and producer of oil and gas, the Charles Schwab Corporation, a financial services company, and Synta Pharmaceuticals, a research-based pharmaceutical company with a focus in cancer therapies.

“I am excited to join the Board of VIVUS, a company with significant opportunities to fully commercialize its wholly-owned, next-generation therapies that address unmet needs of physicians and their patients,” said Mr. Wilson.  “I look forward to sharing my experience and working closely with my fellow VIVUS directors, each of whom is a proven and respected business leader, to help enhance the value of the company.”

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ending December 31, 2012, and periodic reports filed with the Securities and Exchange Commission.

Important Additional Information

VIVUS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from VIVUS stockholders in connection with the matters to be considered at VIVUS’s 2013 Annual Meeting of Stockholders. VIVUS intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from VIVUS stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with VIVUS’s 2013 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of VIVUS’s directors and executive officers in VIVUS securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in VIVUS’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013, and in VIVUS’s definitive proxy statement on Schedule 14A in connection with VIVUS’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 25, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by VIVUS with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of VIVUS’s corporate website at www.vivus.com.